Investec

Strictly Private & Confidential

2nd February 2006 The Director,

Escopeta Oil, LLC
5005 Riverway
State 440
Houston Texas 77056

And

Centurion Gold Holdings

12 Main Reef Road Primrose
Johannesburg
South Africa

For the attention of Danny Davis Esq. and Dale Paul Esq.

Dear Sirs,

      This letter (the "Engagement Letter" or "Agreement") sent out the terms on which Investec Bank (UK) Limited ("Bank") has agreed to act as nominated adviser and as a separate appointment. broker to Escopeta Oil ("Escopeca" or the "Company") in relation to the proposed placing of shares in the Company and admission of the Company s share capital to trading on the AIM Market of the London Stock Exchange ("AIM") (the "Engagement" or "Transaction").

      The obligations of the Bank under this Engagement Letter shall be performed by its divisions, Investec Securities ("IS") and Invcstec Investment Banking ("118") (together the "Advisers").

1.    Scope of Engagement

1.1   In relation to the Transaction

      The Advisers shall provide the following services to the Company in connection with the Transaction (together with any additional services as may from time to time be agreed in writing between the Advisers and the Company):

(a)   acting as financial adviser, nominated adviser and broker to the Company;

(b) providing advice to the board of the Company (the "Board") as to the appropriate timing and likely pricing of a flotation;

(c) assisting in the selection and terms of engagement or other professional advisers (Including public relations advisers, receiving agents and printers) not yet appointed;

(d) managing the flotation process, including overall co-ordination of other professional advisers working on the Flotation;

(e) assisting in the preparation of the flotation prospectus and ancillary documentation, including liaison with the London Stock Exchange ("LSE") in respect of any public documentation/notices issued by or on behalf of the Company;

(f) advising on the rules of AIM as published by the LSE ("the AIM Rules") in relation to the Transaction;

(g) instructing the reporting accountants in the preparation of the necessary accountants' reports;

(h) advising on the most appropriate method of flotation, the amount of equity to be offered and any capital raising to be undertaken on flotation. It however expected that the fund raising on the flotation will be approximately (pound)30 million. It is acknowledged that these Initial objectives may be subject to valuation during the flotation process;

(i) advising on the Company's capital structure prior to and following Flotation including general advice as to custom any practice in relation to share option schemes;

(j) assisting, where appropriate on any pre-IPO restructuring that may be required to make the Company suitable for listing (although this process will be undertaken by your current advisers):

(k)   valuing the business prior to the pricing of the Issue;

(l) reviewing the work of the Company and the reporting accountants in relation to the statement to be made by the directors regarding the sufficiency of the working capital of the Company:

(m) coordinating and advising on all aspects of the presentation and marketing of the Company to potential institutional and other shareholders:

(n)   advising on the basis of allocation of shares to applicants; and

(o) coordinating the administration of the flotation including the receipt of funds, dealing arrangements and payment of expenses,

1.2   Continuing services

(a) The Company shall engage the Advisers as nominated adviser and broker on an on-going basis on the terms of a nominated adviser agreement to be entered into prior to completion of the flotation.

(b) Subject to prior agreement in writing between the Advisers and the Company about the specific tasks involved and the related fees the Advisers shall generally provide or arrange the provision of such further and other services and documentation as are necessary or advisable in the circumstances,

2.    Matters Outside Scope of Engagement

The duties and responsibilities of the Advisers under the Engagement shall be limited to those expressly set out in the Engagement Letter and for the avoidance of doubt shall not include the Advisers;

(a) giving tax, legal, accountancy or, other than as expressly set out above, other specialist or technical advice or services; or

(b) giving advice on any aspects relating to regulatory requirements in or outside the United Kingdom other than the Listing Rules, the rules of the LSE and, when acting as the Company's UK financial adviser. the. City Code on Takeovers and Mergers; or

(c) authorizing any part of the prospectus other than in relation to those parts for which the Advisers have given specific written authorization; or

(d)   providing services as receiving bankers or registrars.

The Company acknowledges that the Advisers shall be entitled to rely on the advice received by the Company from the Company's solicitors and accountants and that the Advisers are not under any obligation to verify such advice or information.

The Advisers emphasize that any valuation advice which the Advisers provide be given on the understanding that unless otherwise expressly agreed the Advisers do not accept responsibility for the accounting or other data and commercial assumptions on which such a valuation is based, which remain the Company's responsibility to assess and evaluate,

3.    Advisers Team

Michael Lacey-Solymar is presently designated as the llB director having overall responsibility for the relationship between the Advisers and the Company and he will be supported by a team of executives within the Investment Banking Department as appropriate. He will co-ordinate and drive the tasks to be undertaken by the above team (Including those tasks which involve the Research and/or Sales sides of IS).

      In regard to any matter which, in relation to the Company, is or may be price sensitive information (within the meaning of Part V of the Criminal Justice Act 1993) such matter must, initially, be disclosed only to the designated IIB director (or in their absence either to a senior member of their Investment banking team or if none of these is available then disclosure can exceptionally be made to another IIB director or to the Chairman of IIB & S), Disclosure of price sensitive information to members of IS can prevent the Sales and Research sides performing the services which the Company requires of them.

4.    Remuneration

4.1 The Company has agreed with the Advisers; 1) a commission of 5% (five percent) of gross funds raised and II) warrant cover up to 1% (one percent) of the gross funds raised, the warrant strike price to be the same as the float price (together, 'the success Fee"). In addition, the Company has agreed with the Advisers to pay a fee of (pound)50,000 which is payable as set out below.

      The above Success Fee shall be payable by the Company on competition of the Transaction and out of the proceeds of the placing of the shares in the Company and the Advisers are hereby authorized to deduct such fee from such proceeds prior to the payment of the net proceeds to the Company.

      The Company will pay the Advisers a fee of (pound)75,000 if this Agreement is terminated after the completion of the pre-marketing road show but before the circulation the definitive Pathfinder. The Company will pay the Advisers an additional fee of 75,000 if this Agreement is terminated after the circulation of the definitive Pathfinder but before consummation of the Transaction.

4.2 In the event that the Company is sold prior to the earlier of an IPO and 31st December 2006 to a party (other than a party introduced by the Advisers) which made a formal written approach prior to termination of the Engagement and which then complete) d the purchase of the Company within three months of termination of the Engagement, the Advisers shall receive a work fee of 1.5% (less any fees payable pursuant to paragraphs 4.1 or 7.2) of the total value ascribed to the Company, to reflect work undertaken by Investec.

4.3 In relation to the Continuing Services (including acting as nominated corporate broking):

      An annual fee of (pound)50,000, payable half yearly in arrears and accruing monthly from the date of the Company's admission to AIM,

5.    Expenses and Payment Terms

5.1 The Company shall subject to paragraph 7,2 below reimburse the Advisers for all costs, charges and other out of pocket expanses reasonably incurred by either of them in connection with the Transaction (or with any other services which the Advisers agree to provide) including without limitation the Advisers' reasonable legal fees and Expenses and, subject to the Company's prior written consent, the reasonable fees and Expenses of any other professional advisers retained by the Advisers for themselves . The fees of all other professional advisers to the Company (including but not limited to lawyers, accountants and public relations consultants) and other costs (for example printers, registrars, receiving bankers, stamp duty, fees payable to the ISE; the Takeover Panel and the Office of Fair Trading and advertising) shall be for the account of the Company,

5.2 All fees, reimbursement of expenses and other sums payable to the Advisers subject to the addition of any applicable value added taxes. The Advisers' invoice for the success fee will be payable in accordance with clause 4.1.

5.3 The Advisers are hereby authorized to deduct from any amounts received or held by either of them on the Company's behalf the amount of any agreed flees, costs or expenses (Including any applicable value added taxes payable on such amounts) then payable to the Advisers.

Commencement and Duration

This Agreement shall commence on the date hereof and shall continue for an initial period of 6 months and thereafter may be terminated with or without cause by the Company or the Advisers at any time and without continuing obligation to the Company or the Advisers except as regards the matters referred to in paragraph 7 below,

7.    Termination

7.1 Either the Company or the Advisers may terminate this Agreement by giving thirty (30) days prior written notice, which shall be effective upon receipt thereof.

7.2   Termination of this Agreement shall be without prejudice to:

      (a) the completion by the Company of any outstanding contracts entered into by either I5 or 11B on behalf of the Company pursuant to this Agreement prior to the giving by the Advisers or receipt by them of a notice to terminate this Agreement; and

      (b) Any accrued rights and liabilities Including In particular (I) the Company's liability for fees earned and expenses Incurred by the Advisers at the date termination and (ii) In the case of termination by the Company The right of the Advise to its work fee pursuant to paragraph 4.1 which right shall continue to apply if the Transaction or any analogous transaction is concluded within 12 months of such termination

7.3 Unless otherwise terminated, this Agreement shall forthwith terminate by one party giving written notice to that effect to the other without liability on the notifying party's part save as set out in paragraph 7.2 above) if that other party is in material breach of its obligations or undertakings under this Agreement and such breach is not capable of remedy or is not remedied within 10 business days of the notice sent by, the first party requesting remedy to be made

7.4 The provisions of paragraphs 4 (Use of Material), 7 (Indemnity), 8 (Confidentiality) and 11 (Governing Law) of the Terms shall continue with full force and effect after termination of this Agreement.

8.    FSA Rules and Status

      The Company acknowledges that all services provided by the Advisers pursuant to this Agreement are subject to the conduct of business rules of the Financial cervices Authority ("FSA Rules"). In providing their services, the Advisers are proposing to treat the Company as an Intermediate Customer as defined in the FSA Rules and, as such. the Company will not obtain the benefit of the FSA Rules designed exclusively for the protection of private customers.

9.    Miscellaneous

9.1 This Agreement (i) supersedes any existing advisory agreement(s) In place between either IS and/or IIB and the Company; (ii) may not be amended or modified except by consent In writing by the Adviser's and the Company (save for changes required in order to give effect to changes in law or the regulatory regime to which the Advisers are subject): and (III) Incorporates the Bank's standard terms and conditions attached to this letter and which will apply to the Transaction and ill other assignments undertaken from time to time by either IS or 11B on behalf of the Company unless specifically agreed otherwise beforehand In writing. They are intended to encompass the relevant legal and regulatory requirements in a common sense manner.

9.2 In the event of any Inconsistency between the terms of the Placing Agreement entered Into between the Advisers and the Company in connection with the Transaction and the terms of this letter, the terms of the Placing Agreement will prevail. In the event of any Inconsistency between the terms and conditions contained in this letter and the Bank's standard terms and conditions attached to this letter, the terms and conditions of this letter shall prevail.

If this letter accurately reflects the understanding between us, we shall be grateful if you can confirm the same by signing and returning the execution copy attached, at your convenience.

Yours faithfully


Michael Lacey-Solymar                                   Keith Anderson